UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2002
Date of Report (Date of earliest event reported)

EXABYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1685 38th Street
Boulder, Colorado 80301
(Address of principal executive offices)

(303) 442-4333
Registrant's telephone number, including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

Exabyte Corporation ("Exabyte") is filing its settlement agreement with AIWA CO., LTD. ("Aiwa") as an exhibit to this Current Report on Form 8-K.

The Agreement by and between Exabyte and Aiwa, dated July 10, 2002, (the "Agreement") settles an unpaid balance owed by Exabyte to Aiwa for a lesser amount, payable over one year. The Agreement also provides for, among other things: (1) the delivery of certain VXA components by Aiwa to Exabyte's manufacturing partner upon receipt by Aiwa of the first scheduled payment; (2) the disclosure to Exabyte by Aiwa of Aiwa's Design Data of EnCore Technology; (3) certain rights to modify, improve, and enhance EnCore technology, as well as create derivative works based on such technology; and (4) EnCore technologies or derivative works to be embedded into a certain chip used in VXA products sold and distributed in the market in exchange for a royalty.

The above summary description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits
Exhibit	Description
10.1	Agreement by and between Exabyte Corporation and AIWA CO., LTD., dated July 10, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

EXABYTE CORPORATION
(Registrant)
Date	August 1, 2002	By	/s/ Stephen F. Smith
Stephen F. Smith
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit	Description
10.1	Agreement by and between Exabyte Corporation and AIWA CO., LTD., dated July 10, 2002.